EXHIBIT 10.19

                 SOFTWARE LICENSE AND SUPPORT AGREEMENT

This Software License and Support Agreement is entered into by and between Portal Software, Inc., a Delaware corporation with principal offices at 20883 Stevens Creek Boulevard, Cupertino, California 95014 ("Portal") and NetVoice Technologies a Texas corporation with principal offices at 13747 Montfort Drive, Suite 250, Dallas, Texas 75240 ("Licensee") and describes the terms and conditions pursuant to which Portal shall license to Licensee and support certain Licensed Software (as defined below). This Agreement shall become effective on the date it is signed by Portal ("Effective Date").

1.   DEFINITIONS.

     1.1 "Agreement means this Software License and Support Agreement, including any and all attached schedules.

     1.2 "Application" means the specific Application set forth in Schedule A hereto of the Licensed Software running on one or more related computers at a single location, that share the same Licensed Software Database.

     1.3 "Confidential Information" means this Agreement and all its Schedules, any addenda hereto signed by both parties, all software listings, Documentation, information, data, drawings, benchmark tests, specifications, trade secrets, object code and machine-readable copies of the Licensed Software, and any other proprietary information supplied to Licensee by Portal or by Licensee to Portal which is clearly marked as "confidential" if in tangible form, or identified as "confidential" if orally disclosed.

     1.4 "Designated Equipment" means the hardware make and model of the server computer on which the Licensed Software will be installed as set forth on Schedule A.

     1.5 "Documentation" means the documentation and user manuals relating to the use of the Licensed Software delivered by Portal to Licensee in either printed or electronic form.

     1.6 "Licensed Software" means (i) the software products designated on Schedule A hereto provided to Licensee by Portal in executable form (but not the Source Code), (ii) Documentation, (iii) any source code or object code which Portal in its sole discretion may provide to Licensee from time to time and (iv) any Updates, modifications, maintenance releases, bug fixes or work-arounds which Portal may provide to Licensee from time to time.

     1.7 "Licensed Software Database" means the customer database associated with the Licensed Software which contains the Customer Records.

     1.8 "Production Site" means the address and location of the server computer on which the Licensed Software will be installed as set forth on Schedule A.

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     1.9  "Prepaid Calling Card" means an Internet prepaid calling card.
          The average retail price of a Prepaid Calling Card tracked by the Licensed Software shall be equal to or less than thirty-five dollars ($35.00), calculated as follows: total retail value of all Prepaid Calling Cards divided by the total number of Prepaid Calling Cards. For purposes of this Agreement, three (3) Prepaid Calling Card personal identification numbers will count as one Tier 1 Subscriber.

     1.10 "Restricted Release" means any version of the Licensed Software marked alpha, beta or which is otherwise designated as a Restricted Release.

     1.11 "Subscriber" means an individual customer record account object ("Customer Record") in the Licensed Software Database. The total number of Subscribers is exactly equal to the number of Customer Records in the Licensed Software Database. If the Licensed Software is used to authenticate, bill, rate or otherwise track the activities of individual users within a corporate or group account, each such individual user will be deemed a Subscriber for the purposes of this Agreement. There will be two classes of Subscribers under this Agreement: (i) Tier 1 and (ii) Tier 2 Subscribers.

          1.11.1 "Tier 1 Subscriber" means a Customer Record in the Licensed Software Database representing a customer to whom Licensee provides Consumer Voice-over-IP (Internet protocol) services (b) for which Licensee receives a periodic flat fee (e.g., regular month fee) (recognizable under GAAP).

          1.11.2 "Tier 2 Subscriber" means a Customer Record in the Licensed Software Database (a) representing an end user of Licensee's wholesale Voice-over-IP services for which Licensee receives a monthly fee recognizable under GAAP) for such services based on the number of wholesale minutes per month (or otherwise linked to usage time). For purposes of this Agreement no more than fifteen (15) accounts may have access to the wholesale minutes.

     1.12 "Updates" means any updates to the Licensed Software licensed hereunder which Portal, in its discretion, makes generally available to its Licensed Software licensees.

2.   GRANT OF LICENSE

     2.1 For so long as this Agreement remains in force Portal grants to Licensee a perpetual, non-exclusive and non-transferable right to use the Licensed Software on the Designated Equipment and on a single Licensed Software Database located at the designated Production Site only for the specified Application. Licensee may possess only the number of copies of any Licensed Software necessary for the type of use specified herein and may use such copies only in accordance with this Agreement and the Documentation.

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          Portal shall at all times retain ownership of all Licensed
          Software including any Documentation and any copies thereof.

     2.2 Licensee shall implement reasonable controls to ensure that it does not exceed the maximum number of Subscribers licensed hereunder.

     2.3 Portal will deliver to Licensee, as soon as is practicable, the necessary password to enable Licensee to download from Portal's website one machine-readable copy of the Licensed Software, along with one machine-readable copy of the Documentation. Licensee may not reproduce Licensed Software or Documentation except as expressly provided under this Agreement.

     2.4 Licensee may copy the Licensed Software and Documentation for backup or archival purposes provided that all titles, trademark symbols, copyright symbols and legends, and other proprietary markings are reproduced.

     2.5 Licensee shall be permitted to develop, use and modify APIs, macros and user interfaces provided by Portal. For the purposes of this Agreement, such development shall be deemed an authorized modification of the Licensed Software.

     2.6 To use the Licensed Software specified on an Order Form Licensee may need to use an ancillary program embedded in or delivered with the ordered Licensed Software. The ancillary program shall be used only as described in the Order Form of Documentation for implementation of the ordered Licensed Software and for no other purpose. Licensee shall have no right to use any other software program that may be delivered with the ordered Licensed Software.

     2.7 Portal grants and Licensee receives no other rights or licenses to the Licensed Software, derivative works (as defined in the United States Copyright Act of 1976, Title 17 USC Section 101 et. seq.) or any intellectual property rights related thereto, whether by implication, estoppel or otherwise, except those rights expressly granted in this Section 2.

3.   LICENSE RESTRICTIONS

     3.1 Licensee agrees that it will not itself, or through any parent, subsidiary, affiliate, agent or other third party:

     3.2 sell, lease, license, sublicense, encumber or otherwise deal with any portion of the Licensed Software or Documentation;

     3.3 except to the minimum extent necessary to comply with EC Directive, if applicable, or other applicable legislation, decompile, disassemble, or reverse engineer any portion of the Licensed Software or attempt to discover any source

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          code or underlying ideas or algorithms of any Licensed Software;

     3.4 other than to the extent permitted by Section 2.4 above, create any Derivative Work based on the Licensed Software or any Portal Confidential Information;

     3.5 except to the extent provided by Section 2.1 above, use the Licensed Software to provide processing services to third parties, commercial timesharing, rental or sharing arrangements, or on a "service bureau" basis or otherwise use or allow others to use the Licensed Software for the benefit of any third party;

     3.6 provide, disclose, divulge or make available to, or permit use of the Licensed Software by persons other than Licensee's employees who have signed a confidentiality agreement consistent with the terms and provisions herein, without Portal's prior written consent;

     3.7 use any Licensed Software, or all the transfer, transmission, export, or re-export of any Licensed Software or portion thereof in violation of any export control laws or regulations administered by the U.S. Commerce Department, OFAC, or any other government agency. All the limitations and restrictions on the Licensed Software in this Agreement also apply to the Documentation.

4.   PAYMENTS AND TAXES

     4.1 All payments due hereunder shall be made inside the U.S., in U.S. dollars. In addition to any remedies Portal may have hereunder or at law, any payments more than thirty (30) days overdue will bear a late payment fee of 1.5% per month, or, if lower, the maximum rate allowed by law. Delinquency in payment will result in a delay or suspension of the Licensed Software implementation timetable or services (including Support Services) provided by Portal. Resumption of services will occur after Licensee has brought itself current on all of its outstanding payment obligations to Portal. The services will be scheduled in accordance with the availability of Portal resources. Portal will not be liable for any damages caused by rescheduling of suspended services pursuant to this Section 4.1.

     4.2 Licensee agrees to pay or reimburse Portal for all federal, state, dominion, provincial, or local sales, use personal property, payroll, excise or other taxes, fees, or duties arising out of this Agreement or the transactions contemplated by this Agreement (other than taxes on the net income of Portal.) If any tax is payable by Licensee under this Section 4.2, then the Licensee shall provide evidence of payment to Portal and Portal shall use all reasonable efforts to obtain a credit, rebate, or benefit for that amount against its own tax, and if it receives such credit, rebate, or benefit it shall refund to Licensee an amount

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          equal to the lesser of the amount paid by Licensee and the credit, rebate, or benefit obtained by Portal.

5.   LICENSE FEE

In consideration of the rights granted herein, Licensee shall pay Portal the license fee(s) as set forth in Schedule A.

6.   MAINTENANCE AND TECHNICAL SUPPORT

     6.1 Upon payment of the annual maintenance and support fee set forth on Schedule A, Licensee shall be entitled to receive Updates and technical support in accordance with Portal's Gold Level Support Policy ("Support Services). Portal's current Gold Level Support Policy appears at Schedule B. Support Services shall commence on the Effective Date of this Agreement.

     6.2 In the event Licensee fails to make any required Support Services payment or otherwise elects to discontinue Support Services, Portal shall have no obligation to provide the Support Services described in this Section 6. In order to reinstate or renew Support Services, Licensee must first pay Portal the then current annual support services fee and all past support service fees.
          In the event Licensee fails to make any required payment or in the event Licensee breaches any of its obligations under the Support Services provisions and such breach has not been cured within thirty (30) days of receipt of notice of breach, Portal may suspend or cancel Support Services. No updates of the Licensed Software will be provided to Licensee and no updates may be copied by Licensee to update any copies of the Licensed Software unless Support Services have been purchased for such copies, Support Services fees shall be billed on an annual basis, payable in advance.

     6.3 Portal shall have no obligation to support (a) altered, damaged or modified Licensed Software (except as authorized by Portal) or any portion of the Licensed Software incorporated into other software, (b) Licensed Software that is not the then current or immediately previous sequential release, (c) problems caused by Licensee's negligence, abuse, or misapplication, or use of the Licensed Software other than as specified in Portal's user documentation or other causes beyond the control of Portal, or
          (d) Licensed Software installed in an operating environment or hardware environment for which the Licensed Software has not been licensed. Portal shall have no liability for any changes in Licensee's hardware which may be necessary to use the Licensed Software.

     6.4 Portal reserves the right to change its technical support guidelines and procedures provided (i) Portal provides Licensee with at lease sixty (60) days prior written notice of such changes, and (ii) such changes do not diminish Portal's overall technical support obligations to Licensee in any material regard.

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7.   RESTRICTED RELEASE

If Licensee is selected for participation and elects to participate in a Restricted Release program, Licensee agrees (i) Portal shall have no obligation to correct errors in or deliver updates to the Restricted Release, (ii) Portal shall have no obligation to otherwise support the Restricted Release, (iii) Licensee will provide Portal with appropriate test data for the Restricted Release if necessary to resolve problems in the Restricted Release encountered by Licensee and will promptly report to Portal any error discovered in the Restricted Release, (iv) the Restricted Release is experimental, may contain problems and errors and is being provided to Licensee on an "AS-IS" basis with no warranty of any kind, express or implied, (v) neither party will be responsible to the other for any losses, claims or damages of whatever nature, arising out of or in connection with the performance or nonperformance of the Restricted Release, (vi) Licensee will not sue the Restricted Release in production applications without the prior written approval of Portal, and (vii) Licensee will stop using and return or destroy any Restriction Release promptly upon Portal's request.

8.   TERMINATION

     8.1 This Agreement commences on the Effective Date and will remain in force until it is terminated.

     8.2 Portal may, by written notice to Licensee, terminate this Agreement if any of the following events ("Termination Events") occur, provided that such termination will not relieve Licensee of its payment obligations hereunder or otherwise entitle
          Licensee to a refund of any portion which have been paid to Portal;

     8.3 Licensee is in breach of this Agreement, which breach, if capable of being cured, is not cured within thirty (30) days (ten (10) days in the case of nonpayment) after Portal gives Licensee written notice of such breach; or Portal may terminate this Agreement immediately upon notice if Licensee breaches any of its obligations under Section 3 above;

     8.4 Licensee terminates its business activities or becomes insolvent, admits in writing to inability to pay its debts as they mature, makes and assignment for the benefit of creditors, or becomes subject to direct control of a trustee, receiver or similar authority.

     8.5 Termination will become effective immediately or on the date set forth in the written notice of termination and any payment obligations under this Agreement shall immediately become due and owing. Termination of this Agreement will not affect the provisions regarding Licensee's or Portal's treatment of Confidential Information, provisions relating to the payments of amounts due, provisions limiting or disclaiming Portal's liability, and/or provisions regarding applicable law, which provisions will survive termination of this Agreement.

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     8.6  Upon termination, all licenses granted hereunder shall cease to be effective and Licensee shall immediately cease all use of any affected Licensed Software, Documentation and Portal Confidential Information.

     8.7 Within fourteen (14) days of the date of termination or discontinuance of this Agreement for any reason whatsoever, Licensee shall return the Licensed Software, derivative works and all copies thereof, in whole or in part, all related Documentation and all copies thereof, and any other Confidential Information in its possession. Licensee shall furnish Portal with a certificate signed by an executive officer of Licensee verifying that the same has been done.

     8.8 Termination is not an exclusive remedy and all other remedies will be available whether or not termination occurs.

9.   PATENT AND COPYRIGHT INDEMNITY

     9.1  Portal will defend and indemnify Licensee for all costs
          (including reasonable attorneys fees) arising from a claim that the Licensed Software infringes a copyright or patent provided that (i) Licensee notifies Portal in writing within thirty (30) days of the claim (ii)Portal has sole control of the defense and all related settlement negotiations, and (iii) Licensee provides Portal with the assistance, information, and authority necessary to perform the above; reasonable out-of-pocket expenses incurred by Licensee in providing such assistance will be reimbursed by Portal.

     9.2 Portal shall have no liability for any claim of infringement based on (i) use of a superseded or altered release of the Licensed Software, except for which alteration(s) or modification(s) has been made by Portal or under Portal's direction, if such infringement would have been avoided by the use of the current unaltered release of the Licensed Software that Portal provides to Licensee, or (ii) the combination, operation, or use of any Licensed Software furnished under this Agreement with programs or data not furnished by Portal if such infringement would have been avoided by the use of the Licensed Software without such programs or data.

     9.3 In the event that the Licensed Software is held or believed by Portal to infringe, or Licensee's use of the Licensed Software is enjoined, Portal shall have the option, at its expense, to (a) modify the Licensed Software to be noninfringing, (b) obtain for Licensee a license to continue using the Licensed Software, (c) substitute the Licensed Software with other software reasonably suitable to Licensee, or (d) if none of the foregoing remedies are commercially feasible, terminate the license for the infringing Licensed Software and refund the fees paid for that Licensed Software, prorated over a five-year term from

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          the Effective Date of this Agreement or applicable amendment or additions schedule. This Section 9.3 states Portal's entire liability for infringement.

10.  WARRANTY

     10.1 Portal warrants that it has title to and/or the authority to grant licenses of the Licensed Software.

     10.2 Portal warrants to Licensee that the Licensed Software will perform in substantial accordance with the Documentation for a period of ninety (90) days from the Effective Date. If the Licensed Software does not perform as herein warranted, Portal shall undertake at its own expense to correct the non-conforming part of the Licensed Software. If correction is not reasonably possible or commercially practicable, Portal shall refund the monies paid by Licensee for that non-conforming Licensed Software.

     10.3 Portal warrants that the Licensed Software is designed to be used prior to, during and after the calendar year 2000 and that the Licensed Software will operate during each such time period without error relating to, or the product of, date data which references different centuries or more than one century. If the Licensed Software does not perform as warranted, Portal shall undertake at its own expense to correct the non-conforming part of the Licensed Software, or if correction is reasonably not possible, replace such non-conforming part of the Licensed Software, or if correction is reasonably not possible, replace such non-conforming part of the Licensed Software free of charge. If neither of the foregoing is commercially practicable, Portal shall refund the license and annual maintenance support fees paid by Licensee for the non-conforming Licensed Software. If a refund is made in the manner herein contemplated, the parties will amend the definition of "Licensed Software" in Section A to reflect the same. The foregoing Year 2000 Warranty shall not apply (i) if the Licensed Software is used or interfaced with other software, data or operating systems which are not Year 2000 compliant, (ii) if the Licensed Software has been modified in a manner not authorized by Portal, or (iii) if Licensee fails to install an Update if the non-compliance would have been avoided by installation of such Update. THE FOREGOING ARE LICENSEE'S SOLE AND EXCLUSIVE REMEDIES FOR BREACH OF WARRANTY.

     10.4 Portal's warranty obligations as set forth above are made to and for the benefit of Licensee only and shall be enforceable against Portal only if:

          10.4.1 The Licensed Software has been properly installed and has been used at all times in accordance with the Documentation and this Agreement;

          10.4.2 All modifications, alterations or additions to the Licensed Software, if any, have been made using

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                    Licensed Software Customization Tools provided by
                    Portal to Licensee; and

          10.4.3 Licensee has not made or caused to be made modifications, alterations or additions to the Licensed Software that cause it to deviate from the Documentation.

     10.5 Except as set forth in this Section 10, Portal makes no warranties, whether express or implied, or statutory regarding or relating to the Licensed Software or the Documentation, or any materials or services furnished or provided to Licensee under this Agreement. Specifically, Portal does not warrant that the Licensed Software will be error free or will perform in an uninterrupted manner. To the maximum extent allowed by law, Portal specifically disclaims all implied warranties of merchantability and fitness for a particular purpose (even if Portal had been informed of such purpose) with respect to the Licensed Software, Documentation and support and with respect to the use of any of the foregoing.

11.  LIMITATION OF LIABILITY

     11.1 IN NO EVENT WILL PORTAL OR ITS SUBCONTRACTORS BE LIABLE FOR ANY LOSS OF PROFITS, LOSS OF USE, BUSINESS INTERRUPTION, LOSS OF DATA, COST OF COVER OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR ANY KIND IN CONNECTION WITH OR ARISING OUT OF THE FURNISHING, PERFORMANCE OR USE OF THE LICENSED SOFTWARE OR SERVICES PERFORMED HEREUNDER OR ANY DELAY IN DELIVERY OR FURNISHING THE LICENSED SOFTWARE OR SAID SERVICES WHETHER ALLEGED AS A BREACH OF CONTRACT OR TORTIOUS CONDUCT, INCLUDING NEGLIGENCE, EVEN IF PORTAL HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

     11.2 PORTAL'S MAXIMUM AGGREGATE LIABILITY (WHETHER IN CONTRACT, TORT OR ANY OTHER FORM OF LIABILITY) FOR DAMAGES OR LOSS, HOWSOEVER ARISING OR CAUSED, WHETHER OR NOT ARISING FROM PORTAL'S NEGLIGENCE, SHALL IN NO EVENT BE GREATER THAN (A) IN THE EVENT SUCH DAMAGE IS NOT RELATED TO SUPPORT, THE LICENSE FEE SPECIFIED IN SCHEDULE A RELATED TO THE PARTICULAR LICENSED SOFTWARE PROGRAM WHICH CAUSED THE DAMAGE OR LOSS, OR (B) IN THE EVENT SUCH DAMAGE OR LOSS IS RELATED TO SUPPORT, THE SUPPORT FEES PAID BY LICENSEE FOR THE THEN CURRENT SUPPORT TERM.

     11.3 No employee, agent, representative or affiliate of Portal has authority to bind Portal to any oral representations or warranty concerning the Licensed Software. Any written representation or warranty not expressly contained in this Agreement is unenforceable.

12.  AUDIT RIGHTS/QUARTERLY REPORTS

     12.1 Licensee shall keep and maintain full, accurate and detailed records regarding its obligations under this

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          Agreement and the number of Subscribers of the Licensed Software
          Database. Portal of its representatives shall be entitled to review and audit such books and records and/or Licensee's compliance with the provisions of this Agreement from time to time during normal business hours by providing written notice to Licensee at least ten (10) business days prior to such audit. If any such audit reveals a deficiency in any amounts due to Portal hereunder, Licensee will immediately pay such amounts as are required to re-establish compliance with the terms of this Agreement.

     12.2 Commencing ninety (90) days from the Effective Date, Licensee will provide Portal with calendar quarterly reports setting forth the total number of Subscribers. Licensee will provide Portal with all such reports and any payments required hereunder within thirty (30) days of the end of each calendar quarter.

13.  ASSIGNMENT/BINDING AGREEMENT

Neither this Agreement nor any rights under this Agreement may be assigned or otherwise transferred by Licensee (by operation of law or otherwise), in whole or in part, including by way of merger, acquisition or sale of all or substantially all of the voting rights in one or more related transactions, without Portal's prior written consent.

14.  CONFIDENTIALITY

     14.1 Each party acknowledges that the Confidential Information constitutes valuable trade secrets and each party agrees that it shall use the Confidential Information of the party solely in accordance with the provisions of this Agreement and it will not disclose, or permit to be disclosed, the same directly or indirectly, to any third party without the other party's prior written consent. Each party agrees to exercise due care in protecting the Confidential Information from unauthorized use and disclosure. However, neither party bears any responsibility for safeguarding any information that it can document in writing (i) is in the public domain through no fault of its own, (ii) was properly known to it, without restriction, prior to disclosure by Disclosing Party, (iii) was properly disclosed to it, without restriction, by another person with the legal authority to do so,
          (iv) is independently developed by Receiving Party without use or reference to Disclosing Party's Proprietary Information or (v) is required to be disclosed pursuant to a judicial or legislative order or proceeding; provided that, to the extent permitted by and practical under the circumstances. Receiving Party provides to Disclosing Party prior notice of the intended disclosure and an opportunity to respond or object to the disclosure and an opportunity to respond or object to the disclosure or if prior notice is not permitted or practical under the circumstances, prompt notice of such disclosure.

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     14.2 In the event of actual or threatened breach of the provisions of
          Section 3 or Section 14, the non-breaching party will be entitled to immediate injunctive and other equitable relief, without bond and without the necessity of showing actual damage.

15.  NOTICE

Any notice required or permitted under the terms of this Agreement or required by law must be in writing and must be (a) delivered in person, (b) sent by registered mail, return receipt requested, (c) sent by overnight air courier, or (d) by facsimile, in each case forwarded to the appropriate address set forth above. Either party may change its address for notice by written notice to the other party. Notices will be considered to have been given at the time of actual delivery in person, three (3) business days after posting, or one day after (i) delivery to an overnight air courier service of (ii) the moment of transmission by facsimile.

16.  MISCELLANEOUS

     16.1 FORCE MAJEURE. Neither party will incur any liability to the other on account of any loss or damage resulting from any delay or failure to perform all or any part of this Agreement is such delay or failure is caused, in whole or in part, by events, occurrences, or causes beyond its control and without negligence of the parties. Such events, occurrences or causes will include, without limitation, acts of God, strikes, lockouts, riots, acts of war, earthquakes, fire and explosions, but the ability to meet financial obligations is expressly excluded.

     16.2 WAIVER. Any waiver of the provisions of this Agreement or of a party's rights or remedies under this Agreement must be in writing to be effective. Failure, neglect or delay by a party to enforce the provisions of this Agreement or its rights or remedies at any time will not be construed to be deemed a waiver of such party's rights under this Agreement and will not in any way affect the validity of the whole or any part of this Agreement or prejudice such party's right to take subsequent action.

     16.3 SEVERABILITY. If any term, condition or provision in this Agreement is found to be invalid, unlawful or unenforceable to any extent, the parties shall endeavor in good faith to agree to such amendments that will preserve, as far as possible, the intentions expressed in this Agreement. If the parties fail to agree on such an amendment, such invalid term, condition or provision will be severed from the remaining terms, conditions and provisions, which will continue to be valid and enforceable to the fullest extent permitted by law.

     16.4 PORTAL LICENSORS. The parties acknowledge that the Licensed Software may contain software licensed by Portal from third parties ("Portal Licensors"). Portal Licensors may be direct and intended third party beneficiaries

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          of this Agreement and may be entitled to enforce it directly against Licensee.

     16.5 ENTIRE AGREEMENT. This Agreement (including the Schedules and any addenda hereto signed by both parties) contains the entire agreement of the parties with respect to the subject matter of this Agreement and supercedes all previous communications, representations, understandings and agreements, either oral or written, between the parties with respect to said subject matter.

     16.6 STANDARD TERMS OF LICENSES. No terms, provisions or conditions of any purchase order, acknowledgement or other business form that Licensee may use in connection with the acquisition or licensing of the Licensed Software will have any effect on the rights, duties or obligations of the parties under, or otherwise modify, this Agreement, regardless of any failure of Portal to object to such terms, provisions, or conditions.

     16.7 PUBLIC ANNOUNCEMENTS/PUBLICITY. Licensee and Portal agree to cooperate regarding public relations activities, including public announcements, joint press releases, and other activities to be mutually agreed. Neither party will perform such activities without the prior written consent of the other party, which consent shall not be unreasonably withheld.

          COUNTERPARTS. This Agreement may be executed in counterparts, each of which so executed will be deemed to be an original and such counterpart together will constitute one and the same Agreement.


     16.8 APPLICABLE LAW. This Agreement will be interpreted and construed pursuant to the laws of the State of California and the United States without regard to conflict of laws provisions thereof, and without regard to the United National Convention on the International Sale of Goods. Any legal action or proceeding relating to this Agreement shall be instituted in a state or federal court in Santa Clara County, California. Portal and Licensee agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such action or proceeding. This prevailing party in any action to enforce this Agreement will be entitled to recover its attorney's fees and costs in connection with such action. Licensee represents that it is not a government agency and it is not acquiring the license pursuant to a government contract or with government funds.




IN WITNESS WHEREOF, the authorized representatives of the parties hereby bind the parties by signing below:

NETVOICE TECHNOLOGIES
"Licensee"

By:_______________________________

Print Name:_______________________

Title:____________________________

Date:_____________________________



PORTAL SOFTWARE, INC.
"Portal"

By:_______________________________

Print Name:_______________________

Title:____________________________

Date:_____________________________

                               SCHEDULE A

SECTION 1.0    LICENSED SOFTWARE
The following Portal Software products and their associated online documentation will be provided by Portal and will comprise the "Licensed Software:"

     * Infranet(R), including Infranet Server, Infranet Developer, Infranet Administrator, Infranet Payment Tool, Infranet Pricing Tool, Policy Configuration Tool, Invoice Designer Tool, Infranet Reports;
     *    Infranet IPT Manager

SECTION 2.0    APPLICATION DESCRIPTION/PLATFORM/INITIAL SUBSCRIBER LIMIT

2.1  Application:   (i) Billing and customer management of Tier 1
                    Subscribers of Licensee's Consumer Voice-over-IP services: including customer of Licensee's Prepaid
                    Calling Card, and "Flat-Rate-One Plus" services.  The
                    Licensed Software will only be used for IP Telephony services.

                    (ii) Billing and customer management of Tier 2 Subscribers of Licensee's Wholesale Voice over IP services. The Licensed Software will only be used for IP Telephony services.

2.2  Platform (O/S): Solaris

2.3  Initial Subscriber Limit:

     (i)  20,000 Tier 1 Subscribers
     (ii) 15 Tier 2 Subscribers for up to a total 15,000,000 minutes per month

SECTION 3.0    INSTALLATION SITES

3.1 Production Site: NetVoice Technologies, 13747 Montfort Drive, Suite 250, Dallas, TX 75240
3.2 Development Site: NetVoice Technologies, 13747 Montford Drive, Suite 250, Dallas, TX 75240
3.3 Backup Site: NetVoice Technologies, 13747 Montford Drive, Suite 250, Dallas, TX 75240

SECTION 4.0    LICENSE AND MAINTENANCE SUPPORT SERVICE FEES

4.1  Software License Fees

     The following table sets forth the license fees for the Licensed Software for the above-stated Application for up to the number of Subscribers set forth in Section 2.0.

Licensed       Tier 1              Tier 2         Payment Due Date
Software       Subscriber          Subscriber
Component      License Fees        License Fees

Infranet       $40,000.00          $50,000.00     See Section 5.0 below


4.2  Annual Gold Level Support Services Fees

     Portal will provide Gold Level Maintenance Support Services in accordance with Schedule B ("Support Services") for up to the number of Subscribers set forth in Section 2.0 for one (1) year from the Effective Date for the fees set forth below. Support Services will be automatically renewed in one-year periods unless Licensee terminates such Support Services by providing written notice to Portal at least sixty (60) days prior to the end of the then-current annual support services term. Portal agrees to offer Support Services for at least three (3) years from the Effective Date.

Portal Support Services            Annual Fee     Annual Payment Date

Gold Level Support Services        $18,000.00     Effective Date and each
                                                  anniversary thereafter


4.3  Additional Subscriber License and Support Service Fees

     For up to two (2) years from the Effective Date ("Option Period") Licensee shall be entitled to use the Licensed Software listed in Section
1.0 above for the designated Application in connection with additional Subscribers ("Additional Subscribers") provided Licensee shall pay the amounts set forth in the following table. Additional Subscribers must be licensed in the incremental blocks specified and not one at a time. Associated Annual Support Services fees are due when Additional Subscribers are licensed but will be prorated over the remainder of the annual Support Services term during which they are added.

4.3.1     Additional Tier 1 Subscribers

Subscribers in   License Fee       License Fee Per  Annual Gold
Block            Per Subscriber    Block            Support Services
                                                    Fee Per Block

25,000           $2.00             $50,000.00       $10,000.00

4.3.2     Additional Tier 2 Subscribers

Subscribers in   Minutes per       License Fee Per  Annual Gold
Block            Month per Block   Block            Support Services
                                                    Fee Per Block

15               15,000,000        $50,000.00       $10,000.00

SECTION 5.0    PAYMENT SCHEDULE

Licensee agrees to make payment in accordance with the following table:

DESCRIPTION                   AMOUNT              PAYMENT DUE DATE

License Fee                   $90,000.00          Effective Date

Annual Gold Support Payment   $18,000.00          Effective Date
Basic Infranet Developer
 Training                     $2,500.00 per       Within 30 days
                              student             of Invoice Date
Advanced Infranet Developer
 Training                     $2,500.00 per       Within 30 days
                              student             of Invoice Date